UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective December 13, 2004, the Audit Committee of the Board of Directors of Ampex Corporation (the “Company”) selected BDO Seidman, LLP (“BDO”) as its independent registered public accounting firm to audit the Company’s financial statements for fiscal year 2004. BDO has informed the Company that it has accepted the engagement. Neither the Company, nor anyone on its behalf, has ever consulted with BDO on the application of accounting principles to a specific transaction (completed or proposed) or the type of audit opinion that might be rendered on the Company’s financial statements.

On December 10, 2004, PricewaterhouseCoopers LLP (“PwC”) notified the Company that PwC has resigned as the Company’s independent registered public accounting firm. During the two most recent fiscal years and through December 10, 2004, there have been no disagreements between PwC and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through December 10, 2004, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. The reports of PwC on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

The Company has provided PwC with a copy of this Form 8-K prior to its filing and has requested that they furnish the Company with a letter addressed to the SEC stating whether PwC agrees with the above statements and, if not, stating the respects in which they do not agree. PwC has furnished that letter, and a copy of it is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

16.1	Letter dated December 16, 2004 from PricewaterhouseCoopers LLP, addressed to the Securities and Exchange Commission.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott Vice President and Secretary

Date: December 16, 2004

EXHIBIT INDEX

Exhibit Number		Description

16.1	*	Letter dated December 16, 2004 from PricewaterhouseCoopers LLP, addressed to the Securities and Exchange Commission.

*	Filed herewith.